Exhibit 99.1

Bridgeline Digital Announces $2.2 Million Offerings of Common Stock

Woburn, Mass., March 25, 2025 – Bridgeline Digital, Inc. (Nasdaq: BLIN) (the “Company”), a leader in AI-powered marketing technology, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 1,000,000 shares of common stock at a price of $1.50 per share in a registered direct offering, for gross proceeds of approximately $1,500,000, before deducting the placement agent’s fees and other offering expenses payable by the Company.  Additionally, the Company has entered into definitive agreements with existing investors, including officers and directors of the Company, for the purchase and sale of an aggregate of 473,979 shares of common stock at a price of $1.52 per share in a private placement, for gross proceeds to the Company of approximately $720,448, before deducting offering expenses payable by the Company.

WestPark Capital, Inc. is acting as the exclusive placement agent for the registered direct offering.

The Company intends to use the net proceeds from the offerings for working capital and other general corporate purposes.  The closing of the offerings are expected to occur on or about March 26, 2025, subject to the satisfaction of customary closing conditions.

The shares of common stock in the registered direct offering described above are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-285176) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 2025 and became effective on February 27, 2025. The offering of the shares in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90067, at (310) 843-9300 or jstern@wpcapital.com.

The shares of common stock in the private placement described above are being offered and sold by the Company under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bridgeline Digital

Bridgeline helps companies grow online revenue by increasing traffic, conversion rates, and average order value. To learn more, visit www.bridgeline.com.

Forward Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the completion of the offerings, the satisfaction of customary closing conditions related to the offerings, the intended use of proceeds from the offerings; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Contact:

Bridgeline Digital, Inc.
Thomas R. Windhausen
Chief Financial Officer
twindhausen@bridgeline.com